ASHLAND INC.
                    DIRECTORS' CHARITABLE AWARD PROGRAM
                       (Amended as of November 7, 2002)


     1. Purpose. The purpose of the Ashland Inc. Directors' Charitable Award Program (the "Program") is to enhance the competitiveness of the Company's Director benefits program, thereby aiding Ashland Inc. ("Ashland" or the "Company") in the attraction and retention of Board members of the highest caliber. The Program also provides a cost-effective means to recognize the mutual interest of the Company and its Directors in supporting worthy charitable and educational institutions, thereby advancing the social and charitable goals and objectives of the Company and its Directors.

     2. Definitions.

     (a) "Ashland" - means Ashland Inc.

     (b) "Board" or "Board or Directors" - means the Board of Directors of Ashland or its designee.

     (c) "Change in Control" - shall be deemed to occur (1) upon the approval of the Board of Directors of Ashland (or if approval of the Board of Directors of Ashland is not required as a matter of law, the shareholders of Ashland) of (A) any consolidation or merger of Ashland, other than a consolidation or merger of Ashland into or with a direct or indirect wholly-owned subsidiary, in which Ashland is not the continuing or surviving corporation or pursuant to which shares of Ashland Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Ashland Common Stock immediately prior to the merger will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Ashland, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of Ashland shall be deemed to occur unless assets constituting 80% of the total assets of Ashland are transferred pursuant to such sale, lease, exchange or other transfer, or (C) adoption of any plan or proposal for the liquidation or dissolution of Ashland, or
(2) when any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934), other than Ashland or any subsidiary or employee benefit plan or trust maintained by Ashland or any of its subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 15% of the Ashland Common Stock outstanding at the time, without the prior approval of the Board of Directors of Ashland, or (3) if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Ashland shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by Ashland's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period. Notwithstanding the foregoing, any transaction, or series of transactions, that shall result in the disposition of Ashland's interest in Marathon Ashland Petroleum LLC, including without limitation any transaction arising out of that certain Put/Call, Registration Rights and Standstill Agreement dated January 1, 1998 among Marathon Oil Company, USX Corporation, Ashland and Marathon Ashland Petroleum LLC, as amended from time to time, shall not be deemed to constitute a Change in Control.

     (d) "Director" - means a member of Ashland's Board of Directors.

     (e) "Director Retirement Plan" - means the Ashland Inc. Director Retirement Plan in effect from time to time.

     (f) "Disability" - means a Director's incapacity due to physical or mental illness for a period of six (6) months or more during which period the Director is unable to attend to his or her duties and responsibilities as a member of the Board.

     (g) "Donation" - means a charitable contribution made under the terms of this Program.

     (h)  "Program" - means the Ashland Inc.  Directors'  Charitable  Award
Program.

     3. Eligibility Criteria.

     All current and future Directors of Ashland shall be eligible to participate in the Program. However, former directors (whose service has ceased prior to the effective date of the Program) shall not be eligible to participate.

     4. Grant Procedure.

     (a) Each eligible Director will become a participant in the Program upon submission of a form approved by Ashland for this purpose (the "Beneficiary Recommendation Form") to the Vice President, Corporate Human Resources (the "Human Resources Department") of Ashland designating that one or more organization(s) be considered for a grant of all or part of $1,000,000, payable following the death of the Director. However, no more than ten (10) organizations may be recommended by any Director and the amount of the recommended Donation must not be less than $100,000 to any one organization.

     (b) In order to qualify for a grant under this Program, the designated charity must be a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (i.e., civic, religious, educational or medical/health care organizations), and the designated charity's activities or purposes must be compatible with the goals and objectives of Ashland's charitable programs.

     (c) Each organization recommended by a Director to receive a Donation is subject to the review and initial approval of Ashland's Human Resources Department, with the final determination as to whether an organization meets the eligibility requirements at the time a Donation is to be made to be decided jointly by the Chairman and Chief Executive Officer of Ashland and the Chairman of the Personnel and Compensation Committee of the Board.

     (d) The recommendation of a beneficiary may be revoked or revised by a Director at any time before his or her death by the completion of a new Beneficiary Recommendation Form, unless a Director elects to make a recommendation irrevocable.

     (e) A Director can make the recommendation of a beneficiary irrevocable as to all or a portion of the recommended Donation for the organization. An irrevocable recommendation cannot be changed by the Director unless the recommended organization ceases to meet the eligibility requirements of Section 4(b) under the Program.

     (f) A Director may request Ashland to notify an organization that it has been selected by the Director to receive a Donation by so advising Ashland on the Beneficiary Recommendation Form.

     (g) If any organization recommended by a Director to receive a Donation ceases to meet the requirements of Section 4(b), the Director will be advised of such and given an opportunity to revise his or her Beneficiary Recommendation Form. If a revised Beneficiary Recommendation Form is not submitted by the Director before his or her death, the amount recommended for that particular organization shall be divided among the Director's remaining recommended qualified organizations on a prorated basis. If all the organizations selected by a Director cease to qualify, Ashland will, in its sole discretion, select the organization(s) to receive the Donation(s) on behalf of the Director.

     (h) No Donation will be made on behalf of a Director if a Director's termination from Board service is for any reason other than: (1) mandatory retirement at age 72 under the Ashland Inc. Director Retirement Plan; (2) death; (3) Disability; (4) voluntary early retirement to take a position in public governmental service; or (5) a Change in Control of Ashland; however, the Board of Directors shall have plenary authority to authorize that a Donation be made on behalf of a retiring Director, provided that the Director has a minimum of ten (10) years service as a Director with Ashland.

     (i) Any Donation made under this Program shall generally be made as soon as practicable following the eligible Director's death. The payment shall be identified as a gift in honor of the service of the Director on Ashland's Board of Directors. Payment shall be contingent upon presentation to the Human Resources Department of proof of the Director's death and the continued approval of the Director's recommendations.

     5. Miscellaneous Provisions.

     (a) An eligible Director's rights and interest under the Program may not be assigned or transferred in whole or in part. Nothing contained in this Program shall create, or be deemed to create, a trust (actual or constructive) for the benefit of a Director or any organization recommended by a Director to receive a Donation.

     (b) In order to financially support the Program, Ashland may elect to purchase a life insurance policy or policies insuring the lives of the Directors. Ashland will be the sole owner and beneficiary thereof. Neither the Directors nor the charitable organizations recommended by the Directors will have any rights or beneficial ownership interests in any such policy or policies acquired by Ashland. Directors may be asked to provide certain medical and other information to assist Ashland in acquiring such policy or policies.

     (c) The expenses of the Program shall be borne by Ashland.

     (d) The Program shall be administered and interpreted by the Personnel and Compensation Committee of the Board (the "Committee"). The Committee shall have plenary authority to prescribe, amend, suspend or terminate the Program (or any rules, regulations, and procedures relating to the Program) at any time in its sole discretion without the consent of the Directors participating in the Program. The determinations of the Committee shall be conclusive and binding on all interested parties. The Human Resources Department of Ashland, or its designee, shall be delegated the responsibility of preparing and distributing periodic reports, making disbursements, and administering the Program.

     (e) The provisions of this Program shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

     (f) Benefits payable under this Program shall be binding upon Ashland, its successors and assigns.

     (g) The effective date of this Program shall be December 1, 1990.